Exhibit 4.1                 [Specimen Stock Certificate]


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                                    (obverse)

                            REFERRAL HOLDINGS COMPANY



This is to certify that ________________________________ is the owner of

________________________________________________________ fully paid and non-assessable shares of the above Corporation transferrable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed.


Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated _______


                                 [              ]
         ---------------------   [     SEAL     ]     ------------------------
             President           [              ]            Secretary



Transfer Agent: Innovation Capital, L.P.
44 Phillips Farm Rd., Marshfield, MA 02050

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                                    [reverse]



                             [ Power of Attorney ]





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